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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                                 Amendment No. 1

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: February 20, 2001

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                           NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
     STATE OF DELAWARE                  000-22043                  84-1234845
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
     OF INCORPORATION)                                         IDENTIFICATION NO.)
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                             Amendment to Form 8-K

       The undersigned registrant hereby amends the following item of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on April 27, 2001.

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

       Sybase, Inc. ("Sybase") has reported that, pursuant to an exchange offer by Neel Acquisition Corp. ("Neel") a wholly-owned subsidiary of Sybase, for all of the outstanding shares of common stock of New Era of Networks, Inc. (the "Company"), the subsequent offering period for which expired on April 26, 2001, it has accepted for payment approximately 29,642,458 shares of common stock of the Company. As a consequence, Sybase owns approximately 79.99% of the outstanding shares of common stock of the Company.

       Pursuant to the Agreement and Plan of Reorganization dated February 20, 2001 by and among Sybase, Neel and the Company, Melvyn Bergstein, Joseph Kasputys, Steven Lazarus, Mark Gordon and Robert Theis have resigned from the board of directors of the Company and were replaced by John Chen, Pieter Van der Vorst, Daniel Carl, Marty Beard and Raj Nathan.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 2, 2001               New Era of Networks, Inc.

                                 By:  /s/ George F. Adam, Jr.
                                      --------------------------------------
                                 Name:    George F. Adam, Jr.
                                 Title:   Chief Executive Officer,
                                          Chairman of the Board and Director